CERTIFICATE OF DESIGNATIONS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       AND
                      SERIES B EXCHANGEABLE PREFERRED STOCK
                                       OF
                             AMC ENTERTAINMENT INC.

                       (Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware)

          AMC ENTERTAINMENT INC., a Delaware corporation (hereinafter, the "Company"), pursuant to Section 151 of the General Corporation Law of the State
 -------
of Delaware (the "GCL") does hereby make this  Certificate of  Designations  and
                  ---
does hereby state and certify that, pursuant to the authority expressly vested in the Board of Directors of the Company (the "Board of Directors") by the
                                                   -------------------
Certificate of Incorporation, and pursuant to Section 141(c) of the GCL the following resolutions have been duly adopted:

          RESOLVED, that pursuant to Article Fourth of the Certificate of Incorporation (which authorizes 10,000,000 shares of preferred stock, $0.66 2/3 par value), the designations, powers and preferences, and the relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of a series of Series A Convertible Preferred Stock and a series of Series B Exchangeable Preferred Stock are fixed as stated herein.

          RESOLVED, that each share of the Series A Convertible Preferred Stock and each share of Series B Exchangeable Preferred Stock shall rank equally in all respects and that each series shall be subject to the following provisions:

          Section 1.  Designation;  Rank.  The first series of  preferred  stock
                      ------------------
shall be designated Series A Convertible Preferred Stock, par value $0.66 2/3 per share (the "Series A Preferred Stock") and shall consist of 2,000,000
                 --------------------------
shares. The second series of preferred stock shall be designated Series B Exchangeable Preferred Stock, par value $0.66 2/3 per share (the "Series B
                                                                        --------
Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred
---------------                                                        ---------
Stock") and shall consist of 2,000,000  shares.  The Preferred  Stock will rank,
-----
with respect to dividend rights and rights upon liquidation, winding up and dissolution (a "Liquidation"): (a) senior to all classes of common stock of the
                -----------
Company (including, without limitation, the Common Stock and the Class B Stock) and each other class of capital stock or series of preferred stock hereafter established after the offering of the Preferred Stock by the Board of Directors that does not expressly provide that it ranks senior to or on parity with the Preferred Stock as to dividend rights and rights on Liquidation (collectively referred to with the Common Stock of the Company as "Junior Stock"); (b) on
                                                        -------------
parity with any class of capital stock of the Company or series of preferred stock of the Company hereafter established, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividends and other distributions, including distributions upon a Liquidation ("Parity Stock"); and (c) junior to any class of capital stock of the Company or
  ------------
any series of preferred stock of the Company hereafter established, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividends and other distributions, including distributions upon a Liquidation ("Senior Stock").

          Section 2.          Dividends.
                              ---------

                  (a)         Series A Preferred Stock.
                              ------------------------

                              (1) The holders of the then outstanding  shares of
Series A Preferred Stock (including any Additional Series A Securities (as hereinafter defined)) will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative dividends, from the Original Issuance Date through and including the date on which such dividends are paid at the annual rate of 6.75% (the "Series A
                                                                        --------
Applicable  Rate")  of the  Series  A  Liquidation  Preference  (as  hereinafter
----------------
defined) per share of the Series A Preferred Stock, payable in arrears on the last day of each of June, September, December and March (the "Dividend Payment
                                                                ----------------
Date"),  commencing on June 30, 2001;  provided  that:  (i) if any such Dividend
----
Payment Date is not a Business Day then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. Such dividends shall be deemed to accrue on the Series A Preferred Stock from the Original Issuance Date and be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The term "Business Day" means any day other than a Saturday,
                           -------------
Sunday or day on which banking institutions in New York are authorized or required to remain closed. The term "Original Issuance Date" means, with respect
                                     ----------------------
to the Preferred Stock, the Initial Issuance Date, and, with respect to the Additional Securities (as hereinafter defined), the date upon which they are issued or, if not issued, the applicable dividend payment date on which the Additional Securities were to have been issued.

                              (2)  During  the  PIK  Period,  dividends  on such
Series A Preferred Stock shall be paid through the issuance of additional shares of Series A Preferred Stock to holders of Series A Preferred Stock ("Additional
                                                                      ----------
Series A  Securities").  The number of Additional  Series A Securities  that are
--------------------
issued to the holders of the Series A Preferred Stock under paragraphs 2(a)(2) and 2(a)(3) hereof on any Dividend Payment Date will be the number obtained by dividing (i) the total dollar amount of cumulative dividends due and payable on
--------
the applicable Dividend Payment Date by (ii) the Series A Liquidation Preference (which, for the purposes of this calculation, shall not include any accrued and unpaid dividends), provided, that the Company shall not be required to issue fractional shares of Series A Preferred Stock, but in lieu thereof may elect to pay in cash the portion of any dividend payable in shares of Series A Preferred Stock that would otherwise require the issuance of a fractional share.

                              (3) After  the PIK  Period  and until the  seventh
anniversary of the Initial Issuance Date, dividends on the Series A Preferred Stock shall be payable in cash or in Additional Series A Securities, at the Company's option. After the seventh anniversary of the Initial Issuance Date, dividends on the Series A Preferred Stock shall be payable in cash, unless such cash payment is prohibited by the terms of the indentures for the Company's Existing High Yield Indebtedness, in which case such dividends shall be payable in Additional Series A Securities.

                              (4) If at any time when the  Company  is unable to
pay cash dividends on the Series A Preferred Stock (whether by the terms of the Series A Preferred Stock, by the terms of the Company's indebtedness or by law) and the accrual, declaration or payment of Additional Series A Securities would either (i) result in a "change of control" (as defined pursuant to the terms of the indentures governing the Company's Existing High Yield Indebtedness) or (ii) require the Company to reserve for issuance underlying shares of Common Stock in excess of the number of authorized shares available for issuance under the Company's Certificate of Incorporation, then the Additional Series A Securities shall instead be accrued, declared or paid in Additional Series B Securities (as hereinafter defined). If for any reason, the holders of Preferred Stock receive Additional Series B Securities pursuant to this paragraph 2(a)(4), as soon as, and to the extent that, additional shares of Series A Preferred Stock can be issued at any time in the future without resulting in a "change of control" (as defined pursuant to the terms of indenture governing the terms of the Company's Existing High Yield Indebtedness), the Additional Series B Securities issued pursuant to this paragraph 2(a)(4) (including any Additional Series B Securities issued as a dividend thereon) shall be automatically and immediately exchanged for an equal number of shares of Series A Preferred Stock. The number of shares of Additional Series B Securities that are issued to the holders of the Series A Preferred Stock pursuant to this paragraph shall equal the amount of such dividend as calculated pursuant to paragraph 2(a)(2) or 2(a)(3), as applicable, divided by the Series B Liquidation Preference (which, for purposes of this
----------
calculation, shall not include any accrued and unpaid dividends).

                              (5) Upon the  occurrence of a Change of Control on
or before the fifth anniversary of the Initial Issuance Date (or, in the event of such a Change of Control which has been approved by the Board of Directors, on the Business Day immediately preceding the date of consummation of the Change of Control), the holders of Series A Preferred Stock shall receive a one-time dividend of Additional Series A Securities on each share of Series A Preferred Stock. The amount of such dividend of Additional Series A Securities pursuant to this paragraph 2(a)(5) shall equal (x) the total value of the dividends that would have been payable on such share of Series A Preferred Stock between the Initial Issuance Date and the fifth anniversary thereof (assuming compounding) less (y) the sum of (I) the Additional Series A Securities paid pursuant to paragraphs 2(a)(2) and 2(a)(3) on such share of Series A Preferred Stock through such date and (II) any cash dividends paid on such Series A Preferred Stock through such date (the "Series A No-Call Period Dividend"). The number of shares
                        --------------------------------
of Additional Series A Securities constituting the Series A No-Call Period Dividend shall equal the amount of such dividend as calculated pursuant to the previous sentence divided by the Series A Liquidation Preference (which, for the
                  ------- --
purposes of this calculation, shall not include any accrued and unpaid dividends). To the extent that shares of Series A Preferred Stock remain outstanding subsequent to a Change of Control, no dividends will be paid under paragraphs 2(a)(2) or 2(a)(3) during the period commencing on the closing date of the transaction giving rise to the Change of Control and ending on the fifth anniversary of the Initial Issuance Date, if the Series A No-Call Period Dividend has been paid under this paragraph 2(a)(5) with respect to such shares of Series A Preferred Stock.

                  (b)         Series B Preferred Stock.
                              ------------------------

                              (1) The holders of the then outstanding  shares of
Series B Preferred Stock (including any Additional Series B Securities (as hereinafter defined)) will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative dividends, from the Original Issuance Date through and including the date on which such dividends are paid at the annual rate of 12.00%, subject to retroactive adjustment as set forth below (the "Series B Applicable Rate" and
                                                  -------------------------
together with the Series A Applicable Rate, the "Applicable Rate") of the Series
                                                 ---------------
B Liquidation Preference per share of the Series B Preferred Stock, payable in arrears on the Dividend Payment Date, commencing on June 30, 2001; provided that: (i) if any such Dividend Payment Date is not a Business Day then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. Such dividends shall be deemed to accrue on the Series B Preferred Stock from the Original Issuance Date and be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. If the Company obtains Shareholder Approval as a result of the Initial Solicitation and all of the then outstanding shares of Series B Preferred Stock are exchangeable immediately following such Shareholder Approval (or would otherwise be eligible for exchange into Series A Preferred Stock except for the failure to obtain HSR Approval, to the extent such HSR Approval is required) for Series A Preferred Stock pursuant to section 7 hereof (the "Initial Solicitation Conversion"), the Series B Applicable Rate,
               -------------------------------
as to the then outstanding shares of Series B Preferred Stock only (or, in the case of the failure to obtain HSR Approval, to the extent such HSR Approval is required, as to the then outstanding shares of Series B Preferred Stock at the time Shareholder Approval is obtained, plus any shares of Series B Preferred Stock issued between the time Shareholder Approval is obtained and the time HSR Approval is obtained), shall be reduced, retroactively to the Initial Issuance Date, from 12.00% to 6.75%. To the extent necessary to effect such retroactive adjustment of the Series B Applicable Rate, the Company may cancel (without consideration paid to the holder thereof) any Additional Series B Securities (including dividends paid thereon) that have been issued between the Initial Issuance Date and the date of the Initial Solicitation Conversation.

                              (2)  During  the  PIK  Period,  dividends  on such
Series B Preferred Stock shall be paid through the issuance of additional shares of Series B Preferred Stock to holders of Series B Preferred Stock ("Additional
                                                                      ----------
Series B Securities" and together with the Additional  Series A Securities,  the
-------------------
"Additional Securities").  The number of Additional Series B Securities that are
 --------------------
issued to the holders of the Series B Preferred Stock under paragraphs 2(b)(2) and 2(b)(3) hereof or to holders of Series A Preferred Stock under paragraph 2(a)(4) hereof on any Dividend Payment Date will be the number obtained by dividing (i) the total dollar amount of cumulative dividends due and payable on
--------
the applicable Dividend Payment Date by (ii) the Series B Liquidation Preference (which, for the purposes of this calculation, shall not include accrued and unpaid dividends), provided, that the Company shall not be required to issue fractional shares of Series B Preferred Stock, but in lieu thereof may elect to pay in cash the portion of any dividend payable in shares of Series B Preferred Stock that would otherwise require the issuance of a fractional share.

                              (3)  After  the PIK  Period  and  until  the fifth
anniversary of the Initial Issuance Date, dividends on the Series B Preferred Stock shall be payable in cash or in Additional Series B Securities, at the Company's option. After the fifth anniversary of the Initial Issuance Date, dividends on the Series B Preferred Stock shall be payable in cash, unless such payment is prohibited by the terms of the indentures for the Company's Existing High Yield Indebtedness in which case dividends shall be paid in Additional Series B Securities.

                              (4) Upon the  occurrence of a Change of Control on
or before the fifth anniversary of the Initial Issuance Date (or, in the event of such a Change of Control which has been approved by the Board of Directors, on the Business Day immediately preceding the date of consummation of the Change of Control), the holders of Series B Preferred Stock shall receive a one-time dividend of Additional Series B Securities on each share of Series B Preferred Stock. The amount of such dividend of Additional Series B Securities pursuant to this paragraph 2(b)(4) shall equal (x) the total value of the dividends that would have been payable on such share of Series B Preferred Stock between the Initial Issuance Date and the fifth anniversary thereof (assuming compounding) minus (y) the sum of (I) the Additional Series B Securities paid pursuant to
-----
paragraphs 2(b)(2) and 2(b)(3) on such share of Series B Preferred Stock through such date and (II) any cash dividends paid pursuant to paragraph 2(b)(3) on such share of Series B Preferred Stock through such date (the "Series B No-Call
                                                                ----------------
Period  Dividend").  The  number  of shares of  Additional  Series B  Securities
----------------
constituting the Series B No-Call Period Dividend shall equal the amount of such dividend as calculated pursuant to the previous sentence divided by the Series B
                                                         ----------
Liquidation Preference (which, for the purposes of this calculation, shall not include accrued and unpaid dividends). To the extent that shares of Series B Preferred Stock remain outstanding subsequent to a Change of Control, no dividends will be paid under paragraphs 2(b)(2) or 2(b)(3) during the period commencing on the closing date of the transaction giving rise to the Change of Control and ending on the fifth anniversary of the Initial Issuance Date, if the Series B No-Call Period Dividend has been paid under this paragraph 2(b)(4) with respect to such shares of Series B Preferred Stock.

                              (5) Upon the occurrence of:

                                (A) the Company delivering to the holders of Preferred Stock a notice of redemption pursuant to section 4(b) hereof, each outstanding share of Series B Preferred Stock shall receive a one-time dividend of Additional Series B Securities, the number of shares of which shall be equal to (i) the quotient of (x) the difference (if positive) between the average of the closing price of the Company's Common Stock on the American Stock Exchange or other principal national securities exchange on which the Common Stock is listed or to which the shares are admitted for trading for the 20 trading days prior to determination and the Conversion Price divided
                                                                         -------
          by (y) the  Conversion  Price,  minus (ii) any  dividend  paid on such
          --                              -----
          share of Series B Preferred Stock to date pursuant to subparagraphs 2(b)(5)(C) or 2(b)(5)(D) hereof.

                                (B) the tenth anniversary of the Initial Issuance Date, each outstanding share of Series B Preferred Stock shall receive a one-time dividend of Additional Series B Securities, the number of shares of which shall be equal to the quotient of (i) the difference (if positive) between the average of the closing price of the Company's Common Stock on the American Stock Exchange or other principal national securities exchange on which the Common Stock is listed or to which the shares are admitted for trading for the 20 trading days prior to determination and the Conversion Price divided
                                                                         -------
          by (ii) the Conversion Price.
          --

                                (C) a Change of Control (or, in the event of such a Change of Control which has been approved by the Board of Directors, on the Business Day immediately preceding the date of consummation of the Change of Control), each outstanding share of Series B Preferred Stock shall receive a one-time dividend of Additional Series B Securities, the number of shares of which shall be equal to (i) the quotient of (x) the difference (if positive) between the value per share of the consideration received by the holders of Common Stock as a result of the Change of Control and the Conversion Price divided by (y) the Conversion Price, minus (ii) any dividend
                 ----------
          paid on such share of Series B Preferred Stock to date pursuant to subparagraph 2(b)(5)(D) hereof.

                                (D) at any time after 18 months after the Initial Issuance Date, a sale of any shares of Series A Preferred Stock or the Conversion Shares, each outstanding share of Series B Preferred Stock shall receive a dividend of Additional Series B Securities, the amount of which shall be equal to the product of (i) the percentage of the Series A Preferred Stock and/or Conversion Shares sold in such transaction (which shall be the quotient of (x) the Underlying Sold Shares plus the number of Conversion Shares sold in such transaction divided by (y) the Total Unconverted Shares plus
                               ----------
          the number of Conversion Shares issued to date) multiplied by (ii) the
                                                          -------------
          quotient of (x) the difference, if positive, between the Effective Sale Price (in the case of a sale of Series A Preferred Stock) or the sale price per share (in the case of a sale of Conversion Shares) and the Conversion Price divided by (y) the Conversion Price.
                                     -----------
          Notwithstanding the foregoing, no dividend shall be payable pursuant to this subparagraph 2(b)(5)(D) unless (I) the transaction giving rise to the right to receive such dividend shall have been the initial sale of the Series A Preferred Stock or Conversion Shares to a Person that is not an Affiliate of Apollo, an Apollo Purchaser or any other Purchaser; (II) the holder of Series A Preferred Stock sold in the transaction giving rise to the right to receive such dividend also owned Series B Preferred Stock at the time of such transaction; and
          (III) the holder of the Series B Preferred Stock receiving such dividend also owned Series A Preferred Stock at the time of the transaction giving rise to the right to receive such dividend. Notwithstanding the foregoing, the Company shall not be required to deliver stock certificates representing any dividend payable pursuant to this subparagraph 2(b)(5)(D) until the percentage of Series A Preferred Stock (including the Conversion Shares) sold, in a single transaction or in any number of transactions over time, aggregated together for all selling holders who would have otherwise been eligible for the dividend provided in this subparagraph 2(b)(5)(D), shall be at least equal to 10% of the total number of shares of Series A Preferred Stock issued to date (for purposes of the calculation in this sentence, with respect to the Conversion Shares, the number of shares of Series A Preferred Stock from which the Conversion Shares were converted shall be used (the "Threshold Amount")). To the extent
                                             ----------------
          that such dividends are not made solely because the sales of Series A Preferred Stock did not meet the Threshold Amount, such unpaid dividends shall accrue. Any Additional Series B Securities received as dividends on the Series B Preferred Stock pursuant to subparagraphs 2(b)(5)(A), 2(b)(5)(B) and 2(b)(5)(C) shall not be eligible to receive any of the dividends described in subparagraph 2(b)(5)(D) hereof. Any Additional Series B Securities received as dividends on the Series B Preferred Stock to this subparagraph 2(b)(5)(D) shall not be eligible to receive any of the dividends described in section 2(b)(5) hereof.

                  (c) In the event that, in any fiscal period, the Company shall declare and pay, out of funds legally available therefor, cash dividends (or dividends payable in evidences of indebtedness issued by the Company) on shares of the Common Stock, holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, in addition to dividends received pursuant to Sections 2(a) and 2(b) hereof, a cash dividend (or, if the dividend on the Common Stock was paid in the form of an instrument of indebtedness, a dividend paid in such instrument) equal to the excess, if any, of: (i) the amount of dividends that such holder of Preferred Stock would have received had such share of Preferred Stock been converted into Common Stock (or, in the case of Series B Preferred Stock, had such Series B Preferred Stock first been exchanged for Series A Preferred Stock and then converted into Common Stock) immediately before payment of such dividend; minus (ii) the face amount of any dividend payable in such fiscal period in Additional Securities (or the cash amount of any cash dividend payable) on such share of Preferred Stock (pursuant to paragraphs 2(a)(2), 2(a)(3), 2(b)(2) or 2(b)(3) hereof).

                  (d) Holders of shares of the Preferred Stock shall be entitled to full cumulative dividends, as herein provided, on the Preferred Stock and no additional amounts. Except as set forth in section 2(e) below, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock that may be in arrears.

                  (e) If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the shares of Preferred Stock and the shares of Parity Stock, all dividends declared upon shares of Preferred Stock and upon all Parity Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Preferred Stock and such Parity Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Preferred Stock and such other shares of Parity Stock, bear to each other. Unless and until full cumulative dividends on the shares of Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of dividends on the shares of Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporaneously declared in full and sums set aside for the payment thereof, no shares of Junior Stock or Parity Stock shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsidiary of the Company (except by conversion into or exchange for shares of Junior Stock). Unless and until full cumulative dividends on the shares of Preferred Stock in respect of all past quarterly dividend periods have been paid or are contemporaneously declared in full and sums set aside for payment thereof, no dividends shall be paid or declared or set aside for payment or other distribution upon the Junior Stock, other than in shares of, or warrants or rights to acquire, Junior Stock. For the purposes hereof, a "Subsidiary" shall mean any corporation, association or other business entity
 ----------
(i) at least 50% of the outstanding voting securities of which are at the time owned or controlled by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

          The terms "accrued  dividends,"  "dividends accrued" and "dividends in
                     ------------------     -----------------       ------------
arrears," whenever used herein with reference to shares of Preferred Stock shall
-------
be deemed to mean an amount which shall be equal to dividends thereon at the Applicable Rate per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such Preferred Stock (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets for the Company are legally available therefor, and if full dividends are not declared or paid (whether in cash or in Additional Securities), then such dividends shall cumulate, with additional dividends thereon, compounded quarterly, at the Applicable Rate, for each quarterly period during which such dividends remain unpaid, less the amount of all such dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of Preferred Stock.

                  (f) The amount of any dividends per share of Preferred Stock for any full quarterly period shall be computed by multiplying the Applicable Rate for such quarterly dividend period by the Liquidation Preference per share and dividing the result by four. Dividends payable on the shares of Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

          Section 3.          Liquidation Preference.
                              ----------------------

                  (a)         Series A Preferred Stock.
                              ------------------------

                              (1)  In  the  event  of  a  Liquidation,   whether
voluntary or involuntary, the holders of Series A Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to the greater of (i) $1000.00 (the "Issue Price") per
                                                               -----------
share of Series A Preferred Stock plus all accrued and unpaid dividends (including any dividends payable in respect of the elapsed portion of the then current quarter in accordance with section 2(f)) per share of Series A Preferred Stock as of such date, calculated pursuant to section 2(a) hereinabove (the "Series A Liquidation Preference") and (ii) such amount per share of Series A
 ---------------------------------
Preferred Stock, as would have been payable had each share been converted into Common Stock immediately prior to such Liquidation (with respect to the calculations set forth above, the "Series A Liquidation Payment"). The Series A
                                   ----------------------------
Liquidation Payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Preferred Stock. Following payment to the holders of the Series A Preferred Stock and Series B Preferred Stock (as set forth in section 3(b) below) of the full preferential amounts described in the first sentence of this section 3, the remaining assets (if any) of the Company available for distribution to stockholders of the Company shall be distributed, subject to the rights of the holders of shares of any other series of preferred stock ranking senior to the Common Stock as to distributions, upon Liquidation pro rata among the holders of the Common Stock and any other shares of capital stock of the Company ranking on a parity with the Common Stock as to distributions upon Liquidation. If upon any such Liquidation the assets available for payment of the Series A Liquidation Payment are insufficient to permit the payment to the holders of the Preferred Stock of the full preferential amounts described in this paragraph, then all the remaining available assets shall be distributed among the holders of the then outstanding Preferred Stock and any other then outstanding Parity Stock pro rata according to the number of then outstanding shares of Preferred Stock and Parity Stock held by each holder thereof.

                              (2) The Series A Liquidation  Preference  shall be
proportionately adjusted in the event of any stock split, reverse stock split, stock combination, reclassification or pursuant to any other adjustment with respect to the Series A Preferred Stock.

                  (b)         Series B Preferred Stock.
                              ------------------------

                              (1)  In  the  event  of  a  Liquidation,   whether
voluntary or involuntary, the holders of Series B Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to the greater of (i) the Issue Price plus all accrued and unpaid dividends (including any dividends payable in respect of the elapsed portion of the then current quarter in accordance with section 2(f)) per share of Series B Preferred Stock as of such date, calculated pursuant to section 2(b) hereinabove (with respect to the calculation set forth above, the "Series B
                                                                        --------
Liquidation  Preference"  and together with the Series A Liquidation  Preference
-----------------------
the  "Liquidation  Preference")  and (ii)  such  amount  per  share of  Series B
      -----------------------
Preferred Stock, as would have been payable had each share first been exchanged for Series A Preferred Stock (assuming for this provision that all conditions to conversion had occurred) and then such shares of Series A Preferred Stock were converted into Common Stock pursuant to section 6 immediately prior to such Liquidation (the "Series B Liquidation Payment" and together with the Series A
                   -----------------------------
Liquidation  Payment,  the  "Liquidation  Payment").  The  Series B  Liquidation
                             --------------------
Payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Preferred Stock. Following payment to the holders of the Series A Preferred Stock (as set forth in section 3(a) above) and Series B Preferred Stock of the full preferential amounts described in this section 3(b)(1), the remaining assets (if any) of the Company available for distribution to stockholders of the Company shall be distributed, subject to the rights of the holders of shares of any other series of preferred stock ranking senior to the Common Stock as to distributions, upon Liquidation pro rata among the holders of the Common Stock and any other shares of capital stock of the Company ranking on a parity with the Common Stock as to distributions upon Liquidation. If upon any such Liquidation the assets available for payment of the Liquidation Payment are insufficient to permit the payment to the holders of the Preferred Stock of the full preferential amounts described in this paragraph, then all the remaining available assets shall be distributed among the holders of the then outstanding Preferred Stock and any other then outstanding Parity Stock pro rata according to the number of then outstanding shares of Preferred Stock and Parity Stock held by each holder thereof.

                              (2) The Series B Liquidation  Preference  shall be
proportionately adjusted in the event of any stock split, reverse stock split, stock combination, reclassification or pursuant to any other adjustment with respect to the Series B Preferred Stock.

          Section 4.          Optional Redemption.
                              -------------------

                  (a)         Optional Redemption by Holders of Preferred Stock.
                              -------------------------------------------------
At any time after the tenth anniversary of the Initial Issuance Date, a holder of Series A Preferred Stock may, upon 15 Business Days written notice to the Company, require the Company to redeem in whole or in part, the shares of Series A Preferred Stock (including shares issuable in respect of accrued but unpaid dividends)(the "Holder Optional Redemption") for either (x) cash or (y) Common
                 ---------------------------
Stock (which may be unregistered), at the Company's option, at a total redemption price equal to the Series A Liquidation Preference, subject to a maximum redemption price of $130,035,684.35 in the event that Shareholder Approval is not obtained. If the Company elects to settle such maximum redemption price in Common Stock rather than in cash then the number of shares of Common Stock shall be determined as set forth below, subject to a maximum number of shares of Common Stock of 18,186,809 in the event that Shareholder Approval is not obtained (the "Holder Redemption Price"). Such notice shall
                                 -------------------------
specify the date of the Holder Optional Redemption (which date shall be at least 15 Business Days after such notice (the "Holder Redemption Date")). Common Stock
                                         ----------------------
used as consideration for the redemption price pursuant to clause (y) shall be valued at its market value (based on the average of the closing price of the Company's Common Stock on the American Stock Exchange or other principal national securities exchange on which the Common Stock is listed or to which the shares are admitted for trading for the 20 trading days prior to determination or, if no such trading market exists, as determined by a nationally recognized investment bank (which shall consider the liquidity of the Common Stock in making its valuation)); provided, that in no event shall the value attributed to the Common Stock pursuant to clause (y) be less than the then Conversion Price and in the event that Shareholder Approval is not obtained be less than $7.15 per share of Common Stock (the price determined pursuant to clause (y) being the "Common Stock Redemption Value").
 -----------------------------

                  (b)         Optional Redemption by Company.
                              ------------------------------

                              (1) At any time after April 19, 2006,  the Company
may, upon 45 days written notice to the holders of the Preferred Stock, redeem all, but not less than all, of the then outstanding shares of Preferred Stock (including shares issuable in respect of accrued but unpaid dividends)(the "Company Optional Redemption") for cash at a redemption price per share equal to
 ---------------------------
the Liquidation Preference (the "Company Redemption Price"); provided,  however,
                                 ------------------------    --------   -------
that the average of the closing price of the Common Stock on the American Stock Exchange or other national securities exchange where the Common Stock is listed or to which the shares are admitted for trading for the 20 trading days prior to the delivery by the Company of the notice of redemption exceeds 150% of the Conversion Price. Such notice shall specify the date of the Company Optional
Redemption  (which  shall be at least 45 days after such  notice  (the  "Company
                                                                         -------
Redemption  Date")).  The shares of Preferred  Stock will remain  convertible or
----------------
exchangeable until the redemption price is paid.

                              (2) Upon the  occurrence  of a Change of  Control,
the Company may, upon 10 days notice to the holders of the Preferred Stock, redeem all, but not less than all, of the then outstanding shares of Preferred Stock (the "Change of Control Redemption") for cash at the Company Redemption
            -----------------------------
Price; provided, however, that if such Change of Control occurs before the fifth
       --------  -------
anniversary of the Initial Issuance Date, the Company shall pay to the holder of each share of Preferred Stock the Series A No-Call Period Dividend or the Series B No-Call Period Dividend, as the case may be, at least five days before the Change of Control Redemption. The shares of Preferred Stock, including the shares issued pursuant to the Series A No-Call Period Dividend or the Series B No-Call Period Dividend, will remain convertible or exchangeable, as the case may be, until the redemption price is paid. Notwithstanding the foregoing, the Company may not redeem the Series B Preferred Stock pursuant to this paragraph 4(b)(2) unless the Change of Control giving rise to such right of redemption is also a Reorganization Event, subject to section 5 below.

                              (c) Payment of Redemption  Price.  All accrued and
                                  ----------------------------
unpaid dividends on Preferred Stock through the date of the Holder Redemption Date or Company Redemption Date, as the case may be, shall be payable in full at the time of redemption. Payment of the Holder Redemption Price and payment of accrued and unpaid dividends in connection with a Holder Optional Redemption may be made in cash or, to the extent that a sufficient number of authorized but unissued shares of Common Stock (which may be unregistered) are available, Common Stock at the Common Stock Redemption Value, or any combination thereof. Payment of accrued and unpaid dividends in connection with a Company Optional Redemption shall be made in cash.

                              (d)  Status  of  Redeemed  Shares.  Any  shares of
                                   ----------------------------
Preferred Stock that shall at any time have been redeemed pursuant to section 4 hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

          Section 5.          Consideration   Received  upon  a  Reorganization,
                              --------------------------------------------------
Merger,   etc.  In  the  event  of  any  reorganization  of  the  Company,   any
-------------
reclassification of the stock of the Company, any consolidation or merger of the Company, any sale or conveyance of all or substantially all of the assets of the Company, or any other event that results in the Common Stock being changed into the same or a different number of other securities of another entity (other than events described in section 6(e) below) or exchanged for assets (including cash) from another entity (any such event, a "Reorganization Event") shall be effected
                                        --------------------
in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets (including cash) from another entity with respect to or in exchange for their shares of Common Stock, then, prior to and as a condition of such reorganization, reclassification, consolidation, merger, sale or conveyance, lawful and adequate provision shall be made whereby the holders of Series B Preferred Stock may thereafter elect to receive such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock (assuming such Series B Preferred Stock had been first exchanged for Series A Preferred Stock), had such Reorganization Event not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the holders of Series B Preferred Stock to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any stock, securities or assets thereafter deliverable upon the exchange of the Series B Preferred Stock (assuming such

Series B Preferred Stock had been exchanged for Series A Preferred Stock and then the Series A Preferred Stock was converted to Common Stock). The Company shall not effect any such Reorganization Event (i) unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to each holder of Series B Preferred Stock, the obligation to deliver to such holder of Series B Preferred Stock such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, such holder of Series B Preferred Stock may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision herein to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (ii) in which the Company, as opposed to another party to the Reorganization Event, shall be required under any circumstances to make a cash payment at any time to the holders of the Series B Preferred Stock.

          Section 6.          Conversion  Rights.  The  holders  of the Series A
                              -------------------
Preferred Stock shall have conversion rights as follows:

                  (a)         Generally. At any time after the Conversion Shares
                              ----------
issuable upon conversion of the shares of Series A Preferred Stock sold on the Initial Issuance Date are approved for listing on the American Stock Exchange, the shares of Series A Preferred Stock shall be convertible at any time, in whole or in part, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, with each share of Series A Preferred Stock having a value equal to the Series A Liquidation Preference. The price at which shares of Common Stock shall be issued upon conversion (herein called the "Conversion Price") shall be
                                                    ------------------
initially $7.15 per share of Common Stock. The Conversion Price and the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be adjusted in certain instances as provided below.

                  (b)         Mechanics of Conversion. All or any portion of the
                              -----------------------
shares of Series A Preferred Stock held by any holder shall convert effective immediately prior to the close of business on the date that the Company has received from such holder of Series A Preferred Stock (i) a notice of conversion to the Company, setting forth the number of shares to be converted, (ii) an executed stock power assigning and transferring such shares of Series A
Preferred Stock to the Company, (iii) certificates representing the shares of Series A Preferred Stock to be converted and (iv) a written notice to the Company stating therein its name or the name or names of its nominees in which it wishes the Common Stock to be issued. The shares of Common Stock shall be deemed issued upon compliance with the forgoing requirements and the holder of Series A Preferred Stock thereof shall be entitled to exercise and enjoy all rights with respect to such shares of Common Stock. The Company shall, as soon as practicable thereafter, but in any event, within 10 Business Days, issue and deliver certificates representing Common Stock at such office to such holder of Series A Preferred Stock, or to his or her nominee or nominees. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                  (c)         Reservation  of Shares.  The Company  shall at all
                              ----------------------
times reserve and keep available out of its authorized but unissued shares of Common Stock for the purpose of issuance upon conversion of shares of Series A Preferred Stock sufficient shares of Common Stock, and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

                  (d)         Adjustment     to     Conversion     Price    Upon
                              --------------------------------------------------
Reclassifications,  Reorganizations,  Consolidations or Mergers. In the event of
---------------------------------------------------------------
any reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value), any consolidation or merger of the Company or any other event that results in the Common Stock being changed into the same or a different number of other securities, each share of Series A Preferred Stock shall concurrently with the effectiveness of such reorganization, reclassification, consolidation, merger or other event be convertible into the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger or other event) upon conversion of such Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or other event. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or similar events.

                  (e)         Adjustment   to   Conversion   Price   Upon  Stock
                              --------------------------------------------------
Dividends,  Splits and  Reclassifications.  In case the Company  shall (i) pay a
-----------------------------------------
dividend in Common Stock or (ii) subdivide or split-up its outstanding Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                  (f)         Adjustment to Conversion Price Upon  Combinations.
                              -------------------------------------------------
If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  (g)         Conversion Price Adjustment.
                              ---------------------------

                              (1)  Whenever the number of shares of Common Stock
into which the Series A Preferred Stock is convertible is adjusted as provided under section 6, the Conversion Price shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction:

                                (A) the numerator of which shall be the number of shares of Common Stock into which the Series A Preferred Stock is convertible immediately prior to such adjustment; and

                                (B) the denominator of which shall be the number of shares of Common Stock into which the Series A Preferred Stock is convertible immediately thereafter.

                              (2) Notwithstanding  the foregoing,  no adjustment
of the Conversion Price shall be made in an amount less than $0.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $0.01 per share or more.

                  (h)         Notices.  Whenever  the number of shares of Common
                              -------
Stock into which the Series A Preferred Stock is convertible is adjusted as herein provided, the Company shall cause to be promptly delivered to each holder of shares of Series A Preferred Stock at its last address as it shall appear on the books of the Company by telecopier transmission or by a nationally recognized overnight delivery service, notice of such adjustment or adjustments setting forth the number of shares of Common Stock into which the Series A Preferred Stock is convertible and the Conversion Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. The Company shall give notice to each holder of shares of Series A Preferred Stock of any transaction contemplated by section 6(d) not later than 10 days following the consummation of such transaction, setting forth the estimated date of consummation. Any such notice shall be treated as effective or having been given (i) if transmitted by telecopier, on the Business Day of confirmed receipt by the addressee thereof, and (ii) if delivered by overnight courier, on the Business Day delivered.

          The failure to give the notice required in this paragraph or any defect therein shall not affect the legality or validity of the event causing the adjustment of the Conversion Price or any other action taken in connection therewith.

In case:

                              (1) the  Company  shall  declare a dividend on its
Common Stock Equivalents payable otherwise than in cash;

                              (2) the Company  shall  authorize  the granting to
the holders of its Common Stock Equivalents of rights or warrants to subscribe for or purchase any shares of Common Stock Equivalents (or securities convertible into shares of Common Stock Equivalents);

                              (3) of any  reclassification  of the capital stock
of the Company (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                              (4)  the   Company   shall  be   (voluntarily   or
involuntarily) dissolved, liquidated or wound up;

then the  Company  shall  cause to be  mailed  to the  holders  of the  Series A
Preferred  Stock,  at  least  10  days  prior  (or in the  case  of  involuntary dissolution or liquidation as soon thereafter as is practicable) to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock Equivalents of record to be entitled to such dividend, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock Equivalents of record shall be entitled to exchange their shares of Common Stock Equivalents for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                  (i)         Common Stock; Other Securities. For the purpose of
                              ------------------------------
this section 6, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Certificate of Designations and (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this section 6, the holder of Series A Preferred Stock shall become entitled to convert its shares of Series A Preferred Stock into any shares of the Company other than Common Stock, thereafter the number of such other shares into which the Series A Preferred Stock is convertible and the Conversion Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this section 6.

          Section 7.          Automatic  Exchange of Series B  Preferred  Stock.
                              -------------------------------------------------
Each share of Series B Preferred Stock shall automatically be exchanged for an equal number of shares of Series A Preferred Stock upon the receipt by the Company of Shareholder Approval and receipt of HSR Approval, to the extent such HSR Approval is required, so long as such exchange will not result in a "change of control" under the terms of the indentures governing the Existing High Yield Indebtedness. Immediately before the exchange of the Series B Preferred Stock, the Company shall pay to the holders of the Series B Preferred Stock, all accrued and unpaid dividends on the Series B Preferred Stock. If for any reason, the exchange of all outstanding shares of Series B Preferred Stock would result in a "change of control" under the terms of the indentures governing the Existing High Yield Indebtedness, only such number of shares of Series B Preferred Stock as would not cause such "change of control" shall be exchanged for shares of Series A Preferred Stock and the remaining shares of Series B Preferred Stock will be exchanged as soon as and to the extent that such exchange would not result in a "change of control" under the terms of indentures governing the Existing High Yield Indebtedness.

          Section 8.          Voting Rights.
                              -------------

                  (a) Subject to section 8(b) below, upon the transfer of any shares of Series A Preferred Stock, other than a transfer to an Affiliate of an Apollo Purchaser, consistent with the Standstill Agreement, the transferee of such shares of Series A Preferred Stock shall be entitled to vote on an as-converted basis upon all matters to be voted upon by the stockholders of the Company, voting together with the holders of Common Stock and the Class B Stock as a single class; provided that such as-converted voting rights shall not extend (i) to the election of directors or (ii) any matter which is reserved for consideration (by law or by the Certificate of Incorporation) exclusively by the holders of Common Stock or the Class B Stock.

                  (b) Except as otherwise provided by applicable law and in addition to any voting rights provided by section 9(a) below, the Apollo Purchasers (which term, for the purposes of this section 8(b), includes any Affiliates of the Apollo Purchasers) shall not have any voting rights with respect to any Preferred Stock held by such Apollo Purchasers; provided, however, if an Event of Default exists and such Event of Default is not cured or waived within 45 days, the holders of Preferred Stock shall have the right to elect that number of directors which, when added to any representatives of the holders of the Preferred Stock (including the Apollo Purchasers) then on the Board of Directors, will constitute a majority of the Board of Directors. The Board of Directors shall be expanded as necessary to accomplish the purposes of this section 8(b). Upon the cure of such Event of Default, the Board shall be reduced to the size immediately before such Event of Default took place and the holders of the Preferred Stock shall have such rights to elect such number of directors as before the Event of Default.

          Section 9.          Protective and Other Provisions.
                              --------------------------------

                  (a) So long as the Apollo Purchasers continue to have Preferred Stock Approval Rights as granted under the Investment Agreement, (i) the Apollo Purchasers that are holders of Series A Preferred Stock and the Apollo V Purchasers who hold Series B Preferred Stock, prior to receipt of HSR Approval, to the extent such HSR Approval is required, and (ii) the Apollo Purchasers that are holders of Series A Preferred Stock and Series B Preferred Stock, acting together as a single class, after HSR Approval, to the extent such HSR Approval is required, shall have the right to elect three directors to the Board of Directors. If for any reason, any director appointed by the Apollo Purchasers ceases to be a director before the expiration of his or her term and the Apollo Purchasers have Preferred Stock Approval Rights at such time, the Apollo Purchaser who elected such director shall have the right to appoint a director to fill such vacancy.

                  (b) So long as any of the shares of Preferred Stock remain outstanding, the Company shall not enter into or incur any new indebtedness that would restrict the ability of the Company to pay dividends on the Preferred Stock in the manner required pursuant to section 2 hereof. Notwithstanding the foregoing, the Company may make amendments to the Company's Senior Facility which would restrict the ability of the Company to pay dividends on the Preferred Stock so long as such restriction does not extend beyond the PIK Period.

          Section 10.         Limitations.  In  addition  to  any  other  rights
                              -----------
provided by applicable law, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote, or the written consent as provided by law, of the Requisite Holders, at a vote of the holders of Series A Preferred Stock, voting separately as a class,

                  (a) create, authorize or issue any class, series or shares of (i) Senior Stock, (ii) Parity Stock, or (iii) Junior Stock, if such Junior Stock may be redeemed, at the option of the holder thereof, on or prior to the Holder Redemption Date; or

                  (b) change the preferences, rights or powers with respect to the Preferred Stock so as to affect the Preferred Stock adversely.

          Section 11.         Dividend  Received  Deduction.  For federal income
                              -----------------------------
tax purposes, the Company shall report distributions of cash and property (other than the Additional Securities) on the Series A Preferred Stock as dividends, to the extent of the Company's current and accumulated earnings and profits (as determined for federal income tax purposes).

          Section 12.         Definitions.  For purposes of this  Certificate of
                              ------------
Designations, the following definitions shall apply:

          "Additional Securities" has the meaning set forth in paragraph 2(b)(2)
           ---------------------
hereof.

          "Additional  Series  A  Securities"  has  the  meaning  set  forth  in
           ---------------------------------
paragraph 2(a)(2) hereof. "Additional Series B Securities" has the meaning set forth in paragraph 2(b)(2) hereof.

          "Affiliate"  means,  with respect to any Person,  (i) any other Person
           ---------
directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; (ii) any other Person that owns, directly or indirectly, ten percent or more of such Person's capital stock or other equity interests or any officer or director of any such Person or other Person; or (iii) with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; provided, however, that with respect to Apollo or the Apollo Purchasers, the term "Affiliate" shall not include any limited partner of the Apollo Purchasers or their Affiliates nor any portfolio or investee companies of the Apollo Purchasers or their Affiliates so long as, in either case, (x) Apollo does not control or have investment authority over such limited partner or portfolio or investee company; (y) such limited partner or portfolio or investee company does not operate in the domestic theatrical exhibition industry or otherwise compete with the Company; and (z) Apollo, the Apollo Purchaser or its Affiliates do not own, directly or indirectly, 33% or more of such portfolio or investee company's capital stock or other equity interests. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

          "AIF V" means the Apollo Investment Fund V, L.P.
           -----

          "AOP V" means the Apollo Overseas Partners V, L.P.
           -----

          "Apollo V Purchasers" means AIF V and AOP V, and any other partnership
           -------------------
or entity affiliated with and managed by Apollo over which Apollo exercises investment authority, including voting and dispositive rights and to which either AIF V or AOP V assigns any of their respective interests hereunder.

          "Apollo" means Apollo  Management IV, L.P.,  Apollo Management V, L.P.
           ------
and their Affiliates.

          "Apollo  Purchasers"  has the  meaning  set  forth  in the  Investment
           ------------------
Agreement.

          "Applicable Rate" has the meaning set forth in section 2(b) hereof.
           ---------------

          "Board of Directors" means the Board of Directors of the Company.
           ------------------

          "Business Day" has the meaning set forth in section 2(a) hereof.
           ------------

          "Certificate of Incorporation"  means the Certificate of Incorporation
           ----------------------------
of the Company, as amended from time to time, and as filed with the Secretary of State of the State of Delaware.

          "Change  of  Control"  means (i) a merger,  consolidation  or  similar
           --------------------
transaction involving the Company after which holders of the Company's stock before such transaction do not own at least 50% of the combined voting power of all shares generally entitled to vote in the election of the members of the Board of Directors of the surviving entity, (ii) the acquisition by any person or group (other than Apollo or the holders of Class B Stock (so long as each is not a part of a group (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder) on the Initial Issuance Date) of beneficial ownership of at least 50% of the combined voting power of all shares generally entitled to vote in the election of the members of the Board of Directors of the Company, or (iii) the sale of all or substantially all of the assets of the Company or similar transaction (the determination of aggregate voting power to recognize that the Company's Class B Stock has ten votes per share and the Company's Common Stock has one vote per share).

          "Class B Stock"  means  the  Class B Stock,  par  value  $0.66 2/3 per
            ------------
share, of the Company.

          "Common Stock" means the Common Stock,  par value $0.66 2/3 per share,
           ------------
of the Company.


          "Common Stock  Equivalents"  means all Common Stock and any securities
           -------------------------
(whether voting common stock or nonvoting common stock) of any class of the Company which have no preference in respect of amounts payable in the event of any voluntary or involuntary liquidation dissolution or winding up of the Company.

          "Common Stock  Redemption  Value" has the meaning set forth in section
           -------------------------------
4(a) hereof.

          "Company"  means  AMC  Entertainment  Inc.,  a  Delaware  corporation.
           -------

          "Company  Optional  Redemption"  has the  meaning set forth in section
           -----------------------------
4(b) hereof.

          "Company  Redemption  Date" has the meaning set forth in section  4(b)
           -------------------------
hereof.

          "Company  Redemption  Price" has the meaning set forth in section 4(b)
           --------------------------
hereof.

          "Conversion  Factor"  shall mean,  on any date of  determination,  the
           ------------------
quotient of (x) the Liquidation  Preference of the Series A Preferred divided by
                                                                      ----------
(y) the Conversion Price.

          "Conversion Price" has the meaning set forth in section 6(a) hereof.
           ----------------

          "Conversion  Shares"  means the  shares of Common  Stock  issued  upon
           ------------------
conversion of the Series A Preferred Stock, including the shares of Series A Preferred Stock issued upon conversion of the Series B Preferred Stock.

          "Dividend  Payment  Date" has the  meaning  set forth in section  2(a)
           -----------------------
hereof.

          "Effective  Sale Price" shall mean,  in the case of a sale of Series A
           ---------------------
Preferred Stock, the quotient of (x) the sale price per share of such Series A Preferred stock divided by (y) the Conversion Factor.
                ----------

          "Event of  Default"  means (i) an event of default as set forth  under
           -----------------
the Company's Senior Indebtedness, Existing High Yield Indebtedness or any other indebtedness of the Company in principal amount in excess of $10.0 million; or
(ii) failure of the Company to pay cash dividends on the Preferred Stock when required pursuant to the terms of this Certificate of Designations, without regard to any prohibition by applicable law or otherwise against payment; and
(iii) a violation by the Company of the terms of section 8 of the Investment Agreement, provided, however, that no Event of Default pursuant to (iii) above,
            -----------------
shall be deemed to have occurred unless Apollo, on behalf of the Apollo Purchasers, provides written notice in advance of such violation to the Company describing such violation and such notice is accompanied by an opinion of counsel confirming such violation.

          "Existing  High  Yield  Indebtedness"  means  the  currently  existing
           -----------------------------------
indebtedness of the Company pursuant to (i) the Indenture dated March 19, 1997, by and between the Company and Bank of New York, as Trustee, in respect of AMC Entertainment Inc.'s 9 1/2% Senior Subordinated Notes due 2009 and as supplemented by the First Supplemental Indenture dated June 9, 1997 and as it may be amended or supplemented from time to time and (ii) the Indenture dated January 27, 1999, by and between the Company and Bank of New York, as Trustee, in respect of AMC Entertainment Inc.'s 9 1/2% Senior Subordinated Notes due 2011 and as it may be amended or supplemented from time to time.

          "GCL" shall have the meaning set forth in the first  paragraph of this
           ---
Certificate of Designations. "Holder Optional Redemption" has the meaning set forth in section 4(a) hereof.

          "Holder  Redemption  Date" has the meaning  set forth in section  4(a)
           ------------------------
hereof.

          "Holder  Redemption  Price" has the meaning set forth in section  4(a)
           -------------------------
hereof.

          "HSR  Approval"  means  the  expiration  or early  termination  of any
           -------------
applicable waiting period after any filing required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the acquisition of the Series A Preferred Stock and Series B Preferred Stock and the exchange of Series B Preferred Stock for Series A Preferred Stock contemplated by this Certificate of Designations.

          "Initial  Issuance  Date"  means  April 19,  2001,  the first  date of
           -----------------------
issuance of the Preferred Stock pursuant to the closing of the Investment Agreement.

          "Initial   Solicitation"   means  shall  mean  the   solicitation   of
           ----------------------
Shareholder Approval at the Company's next regularly scheduled annual meeting after the Closing Date, which shall take place no later than 270 days after the Initial Issuance Date.

          "Investment Agreement" means the Investment Agreement entered in as of
           --------------------
April 19, 2001 among the Company and certain investors named therein.

          "Issue Price" has the meaning set forth in section 3 hereof.
           -----------

          "Junior Stock" has the meaning set forth in section 1 hereof.
           ------------

          "Liquidation" has the meaning set forth in section 1 hereof.
           -----------

          "Liquidation  Payment"  has the  meaning  set  forth in  section  3(b)
           --------------------
hereof.

          "Liquidation  Preference"  has the  meaning set forth in section 3 (b)
           -----------------------
hereof.

          "Original  Issuance  Date" has the meaning  set forth in section  2(a)
           ------------------------
hereof.

          "Parity Stock" has the meaning set forth in section 1 hereof.
           ------------

          "Person" means all natural  persons,  corporations,  business  trusts,
           ------
associations, companies, partnerships, joint ventures, and other entities and governments and agencies or political subdivisions thereof.

          "PIK Period"  means the period  between the Initial  Issuance Date and
           ----------
the third anniversary thereof.

          "Preferred  Stock" means the Series A Preferred Stock and the Series B
           ----------------
Preferred Stock.

          "Preferred  Stock  Approval  Rights"  has the meaning set forth in the
           ----------------------------------
Investment Agreement.

          "Purchasers"  shall mean the Apollo  Purchasers and any partnership or
           ----------
other entity to which any of the foregoing assigns any of its interests hereunder, consistent with the provisions of the Investment Agreement.

          "Reorganization  Event"  shall have the meaning set forth in section 5
           ---------------------
hereof.

          "Requisite  Holders"  means  holders of a majority of Preferred  Stock
           ------------------
currently outstanding.

          "Senior  Facility"  shall  mean the U.S.  $  425,000,000  Amended  and
           ----------------
Restated Credit Agreement, dated as of April 10, 1997, among AMC Entertainment Inc, as the Borrower; and The Bank of Nova Scotia, as Administrative Agent; and Bank of America National Trust and Savings Association, as Documentation Agent; and Various Financial Institutions as Lenders, as amended by the Second
Amendment, dated as of January 16, 1998, as further amended by the Third Amendment, dated as of March 15, 1999 and as further amended by the Fourth Amendment, dated as of March 29, 2000.

          "Senior  Indebtedness"  shall  mean  the  Company's  current  existing
           --------------------
indebtedness pursuant to the Senior Facility.

          "Senior Stock" has the meaning set forth in section 1 hereof.
           ------------

          "Series A  Applicable  Rate" has the meaning set forth in section 2(a)
           --------------------------
hereof.

          "Series A  Liquidation  Payment"  has the meaning set forth in section
           ------------------------------
3(a) hereof.

          "Series A Liquidation Preference" has the meaning set forth in section
           -------------------------------
3(a) hereof.

          "Series  A  No-Call  Period  Dividend"  has the  meaning  set forth in
           ------------------------------------
section 2(a)(5) hereof.

          "Series A  Preferred  Stock"  has the  meaning  set forth in section 1
           --------------------------
hereof.

          "Series B  Applicable  Rate" has the meaning set forth in section 2(b)
           --------------------------
hereof.

          "Series B  Liquidation  Payment"  has the meaning set forth in section
           ------------------------------
3(b) hereof.

          "Series B Liquidation Preference" has the meaning set forth in section
           -------------------------------
3(b) hereof.

          "Series  B  No-Call  Period  Dividend"  has the  meaning  set forth in
           -------------------------------------
section 2(b)(4) hereof.

          "Series B  Preferred  Stock"  has the  meaning  set forth in section 1
           --------------------------
hereof.

          "Shareholder  Approval"  shall mean  approval  by (i) the holders of a
           ---------------------
majority of the Common Stock, voting separately as a class and (ii) a majority of the votes cast by the Company's stockholders voting together as a single class, of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock (so as to permit the issuance of additional shares of Series A Preferred Stock and the underlying Common Stock and until there are enough shares that would allow all shares of Series A
Preferred Stock to convert into Common Stock and all shares of Series B Preferred Stock to be exchanged for Series A Preferred Stock, as contemplated by this Certificate of Designations).

          "Standstill  Agreement" means the Standstill Agreement entered into as
           ---------------------
of April 19, 2001 among the Company and certain investors named therein.

          "Subsidiary" has the meaning set forth in section 2(e) hereof.
           ----------

          "Threshold  Amount" has the  meaning  set forth in section  2(b)(5)(D)
           -----------------
hereof.

          "Total  Unconverted  Shares" shall mean, on any date of determination,
           --------------------------
the product of (x) the number of shares of Series A Preferred Stock issued to date multiplied by (y) the Conversion Factor.

          "Underlying Shares Sold" shall mean, in the case of a sale of Series A
           ----------------------
Preferred Stock, the product of (x) the number of shares of Series A Preferred Stock sold in such sale transaction multiplied by (y) the Conversion Factor.
                                    -------------

          IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by __________________, its _________, and attested by ________________, its Secretary, this 19th day of April, 2001.



                                    By:_____________________________________
                                       Name:
                                       Title:

Attested:


By:_________________________
       Secretary